KENTUCKY NATIONAL BANCORP, INC.
              DIRECTOR FEE DEFERRAL PLAN


                       ARTICLE I
               ESTABLISHMENT OF THE PLAN

     1.01 The Company hereby establishes this Plan upon the terms and conditions hereinafter stated.

     1.02 Through acceptance of their appointment to the Committee, each member of the Committee hereby accepts his or her appointment hereunder upon the terms and conditions hereinafter stated.

                      ARTICLE II
                  PURPOSE OF THE PLAN

     2.01 The purpose of the Plan is to compensate Directors of the Company, the Bank and their Affiliates through the issuance of Shares in lieu of cash fees for service on the Board.

                      ARTICLE III
                      DEFINITIONS

     The following words and phrases when used in this Plan with an initial capital letter, shall have the meanings set forth below unless the context clearly indicates otherwise. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

     3.01 "Affiliate" shall mean any "parent corporation" or "subsidiary corporation" of the Company, as such terms are defined in Section 424(e) and (f), respectively, of the Internal
Revenue Code of 1986, as amended.

     3.02  "Bank" means Kentucky National Bank.

     3.03 "Beneficiary" means the person or persons designated by a Participant to receive any benefits payable under the Plan in the event of such Participant's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Participant's surviving spouse, if any or if none, his estate.

     3.04  "Board" means the Board of Directors of the Company.

     3.05  "Committee" means the Board or the Director Fee
Deferral Plan Committee appointed by the Board pursuant to
Article IV hereof.

     3.06  "Company" means Kentucky National Bancorp, Inc.

     3.07 "Director" means a member of the Board, an advisor to the Board designated by the Board and any member of the board of directors of an Affiliate whose members the Board has by resolution designated as being eligible for participation in this Plan.

     3.08 "Disability" shall mean a physical or mental condition, which in the sole and absolute discretion of the Committee, is reasonably expected to be of indefinite duration and to substantially prevent a Participant from fulfilling his or her duties or responsibilities to the Company or an Affiliate.

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     3.09  "Effective Date" means the date on which the Plan
first becomes effective, as determined under Section 8.06 hereof.

     3.10 "Non-employee Director" means shall mean any member of the Board who, at the time discretion under the Plan is exercised, is a "Non-Employee Director" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934.

     3.11  "Participant" means a Director who has been granted
Shares pursuant to this Plan.

     3.12  "Plan" means this Kentucky National Bancorp, Inc.
Director Fee Deferral Plan.

     3.13  "Plan Year" means the 12 month period ending
December 31 of each year. The initial Plan Year shall begin on January 1, 2000 and end December 31, 2000.

     3.14  "Share" means one share of Common Stock, par value
$.01 per share, of Kentucky National Bancorp, Inc.

                      ARTICLE IV
              ADMINISTRATION OF THE PLAN

     4.01 ROLE AND POWERS OF THE COMMITTEE. The Plan shall be administered and interpreted by the Committee, which shall consist of not less than two members of the Board who are Non-Employee Directors. In the absence at any time of a duly appointed Committee, the Plan shall be administered by those members of the Board who are Non-Employee Directors, and by the Board if there are less than two Non-Employee Directors.

     The Committee shall have all of the powers allocated to it in this and other Sections of the Plan. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (i) to grant Shares as payment for Board fees to Participants, (ii) to interpret the Plan, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan and
(iv) to make other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. Subject to Section 4.02, the interpretation and construction by the Committee of any provisions of the Plan hereunder shall be final and binding.
The Committee shall act by vote or written consent of a majority of its members, and shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year.

     4.02 ROLE OF THE BOARD. The members of the Committee shall be appointed or approved by, and will serve at the pleasure of, the Board. The Board may in its discretion from time to time remove members from, or add members to, the Committee. The Board shall have all of the powers allocated to it in this and other Sections of the Plan, may take any action under or with respect to the Plan which the Committee is authorized to take, and may reverse or override any action taken or decision made by the Committee under or with respect to the Plan, provided, however, that the Board may not revoke any Shares already granted or impair a Participant's rights. Further, with respect to all actions taken by the Board in regard to the Plan, such action shall be taken by a majority of the Board where such a majority of the directors acting in the matter are Non-Employee Directors.

     4.03 LIMITATION ON LIABILITY. No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or any Shares granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Company shall indemnify such member to the fullest extent permitted under Company's governing instruments with respect to the indemnification of Directors.

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                       ARTICLE V
                  PLAN SHARE RESERVE

     5.01 SHARES SUBJECT TO THE PLAN. Except as otherwise required under Article 8.01, the aggregate number of Shares deliverable pursuant to the Plan shall not exceed 18,000 Shares. Such Shares may either be authorized but unissued shares, shares held in Treasury or share held in a grantor trust held by the Bank.

                      ARTICLE VI
               ELIGIBILITY; ALLOCATIONS

     6.01 ELIGIBILITY.  The Committee shall grant each
Director shares of Common Stock, as payment in lieu of his or her cash Board fees (including Board fees earned prior to the Effective Date), pursuant to procedures established by the Committee.

                      ARTICLE VII
          EARNINGS AND DISTRIBUTION OF SHARES

     7.01 EARNING SHARES; FORFEITURES.  All Shares granted to
Participants shall be fully vested upon grant and nonforfeitable by a Participant.

     7.02 DISTRIBUTION OF SHARES.

          (a)  TIMING OF DISTRIBUTIONS:  GENERAL RULE.
Except as provided in subsections (c), and (d) below, Shares shall be distributed no less frequently than as soon as practicable after the calendar year for which the Shares have been earned. As soon as practicable after the Effective Date, Shares shall be distributed to Directors for all Board fees that had been deferred through December 31, 1999. No fractional shares shall be distributed.

          (b) FORM OF DISTRIBUTION. The Committee shall distribute all Shares in the form of Common Stock.

          (c) WITHHOLDING. The Company's obligation to deliver Shares shall be subject to the Participant's satisfaction of any applicable federal, state or local income and employment tax withholding obligation. The Committee, in its discretion, may permit the Participant to satisfy the obligation, in who or in part, by irrevocably electing to have the Company withhold Shares, or to deliver to the Company, Shares that the Participant already owns having a value equal to the amount required to be withheld. The value of the shares to be withheld, or delivered to the Company, shall be based on the market value of the Shares on the date the amount of tax to be withheld is determined. As an alternative, the Company may return, or sell without notice a number of such shares sufficient to cover the amount required to be withheld.

          (d) REGULATORY EXCEPTIONS. No Shares shall be distributed unless and until all of the requirements of all applicable law and regulation shall have been fully complied with, including the receipt of approval of the Plan by the shareholders of the Company by such vote, if any, as may be required by applicable law and regulations.

                     ARTICLE VIII
                     MISCELLANEOUS

     8.01 ADJUSTMENTS FOR CAPITAL CHANGES.

          (a) RECAPITALIZATIONS; STOCK SPLITS, ETC. The number and kind of shares which may be granted under the Plan shall be proportionately adjusted for any increase, decrease, change or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of

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shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

          (b) TRANSACTIONS IN WHICH THE COMPANY IS NOT THE SURVIVING ENTITY. In the event of (i) the liquidation or dissolution of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, or (iii) the sale or disposition of all or substantially all of the Company's assets (any of the foregoing to be referred to herein as a "Transaction"), all outstanding Shares shall be adjusted for any change or exchange of shares of Common Stock for a different number or kind of shares or other securities which results from the Transaction.

          (c) CONDITIONS AND RESTRICTIONS ON NEW, ADDITIONAL, OR DIFFERENT SHARES OR SECURITIES. If, by reason of any adjustment made pursuant to this Section, a Participant becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the shares before the adjustment was made. In addition, the Committee shall have the discretionary authority to impose on the Shares subject to Plan Share Awards to Employees such restrictions as the Committee may deem appropriate or desirable, including but not limited to a right of first refusal, or repurchase option, or both of these restrictions.

          (d) OTHER ISSUANCES. Except as expressly provided in this Section, the issuance by the Company or an Affiliate of shares of stock of any class, or of securities convertible into shares of Common Stock or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number or class of shares of Common Stock reserved for issuance under the Plan.

     8.02 AMENDMENT AND TERMINATION OF PLAN. The Board may, by resolution, at any time amend or terminate the Plan; provided that no amendment or termination of the Plan shall, without the written consent of a Participant, impair any rights or obligations under Shares theretofore granted to the Participant.


     8.03 NO EMPLOYMENT OR OTHER RIGHTS. Neither the Plan nor any grant of Shares hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right, either express or implied, on the part of any Director to continue in the service of the Company, the Bank, or an Affiliate thereof.

     8.04 VOTING AND DIVIDEND RIGHTS. No Participant shall have any voting or dividend rights or other rights of a stockholder in respect of any Shares prior to the time said
Shares are actually distributed to him.

     8.05 GOVERNING LAW. The Plan and Trust shall be governed and construed under the laws of the Commonwealth of Kentucky to the extent that the Indiana Business Corporation Act or federal law shall apply.

     8.06 EFFECTIVE DATE. The Plan shall become effective upon its approval by a favorable vote of shareholders of the Company who own at least a majority of the total votes cast at a duly called meeting of the Company's shareholders held in accordance with applicable laws. In no event shall Shares be made prior to the Effective Date.

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     8.07 TERM OF PLAN.  This Plan shall remain in effect its
termination by the Board. Termination of the Plan shall not affect any Shares previously granted, and such Shares shall remain valid and in effect until they have been earned and paid, or by their terms expire or are forfeited.


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